Exhibit 10.3

AMENDMENT TO KEY COMPANY STOCKHOLDER FORWARD PURCHASE AGREEMENT

This Amendment to Key Company Stockholder Forward Purchase Agreement (this “Amendment”) is made as of December 29, 2022 (the “Effective Date”) by and between Peak Bio, Inc. (f/k/a Ignyte Acquisition Corp.), a Delaware corporation (the “Company”), and Hoyoung Huh, M.D., Ph.D. (the “Investor”).

WHEREAS, Investor and the Company are parties to that certain Key Company Stockholder Forward Purchase Agreement dated as of April 28, 2022 (the “Purchase Agreement”) (capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement);

WHEREAS, the Purchase Agreement provided that in connection with the consummation of the business combination Transaction, if the aggregate purchase price of certain Other Investors was less than $30,000,000, subject to the satisfaction of certain conditions specified therein, the Investor would purchase Shares with an aggregate purchase price equal to the lesser of (i) $10,000,000 and (ii) the amount by which the Other Investors’ Aggregate PIPE Investment Amount was less than $30,000,000 (the “Subscription Amount”);

WHEREAS, the parties acknowledge that the Other Investors’ Aggregate PIPE Investment Amount was less than $20,000,000, and as a consequence, the Subscription Amount is $10,000,000; and

WHEREAS, the parties also wish to amend the Purchase Agreement to remove the conditions precedent to Investor’s purchase obligation, to set a date by which the purchase must be completed by the Investor, and in consideration of the removal of such conditions precedent and completion date, the Company agrees to modify the purchase price for the Shares in a manner to make the purchase price equivalent to the purchase price of certain of the Other Investors in connection with the closing of the Transaction as follows: in consideration of Investor’s investment of the $10,000,000 Subscription Amount, Investor will receive 1,930,501 shares of the Company’s Common Stock for a purchase price per share of $5.18.

NOW, THEREFORE, the parties agree to amend the Purchase Agreement as follows:

1. Removal of Margin Loan Closing Condition; Funding Date; Purchase Price.

(a) Section 3(d) of the Purchase Agreement which included as a condition precedent to the Investor’s obligation to fund the Subscription Amount that the Investor shall have received margin financing from a lender reasonably acceptable to the Company in the aggregate amount of the Subscription Amount (defined therein as the “Margin Loan”) within 180 days of the closing of the transactions contemplated by the Transaction Agreement is hereby deleted and shall have no further force or effect. Effective on the date hereof, the Company shall issue 1,930,501 shares of Company Common Stock to Investor to be held in escrow for the benefit of Investor and which shall be released upon payment of the Subscription Amount.

(b) The parties acknowledge that the Investor may continue to seek to obtain a Margin Loan and that the terms with respect to the release of the Investor’s shares of Company Common Stock from certain lock-up restrictions in connection with such a Margin Loan as set forth in that certain Key Company Stockholder Lock-Up Agreement entered into in connection with the Transaction Agreement with the Investor shall continue to apply; provided, however, that such Margin Loan shall not be a condition precedent to the Investor’s obligation to fund the Subscription Amount.

(c) The Investor agrees to fund the Subscription Amount by wire transfer to the Company on a date hereafter specified by the Company with at least 10 days’ prior written notice by Company to Investor; provided that, the funding shall occur no later than March 31, 2023.

(d) In exchange for payment by Investor of the $10,000,000 Subscription Amount, the Investor will receive 1,930,501 shares of Common Stock.

2. Continuation of Purchase Agreement as Amended. Except as modified by this Amendment, the Purchase Agreement shall continue in full force and effect.

[Signature Page Follows]

The parties have executed this Amendment to Key Holder Forward Purchase Agreement as of the date first set forth above.

THE COMPANY:

PEAK BIO, INC.

By:	/s/ Stephen LaMond
(Signature)

Name: Stephen LaMond
Title: Interim CEO and COO

INVESTOR:

/s/ Hoyoung Huh
Hoyoung Huh, M.D., Ph.D.